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                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         LIBERTY GROUP PUBLISHING, INC.


                         Pursuant to Section 245 of the
                             General Corporation Law
                            of the State of Delaware

               Liberty Group Publishing, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies as follows:

               1. The Company was originally incorporated under the name "LGP Holdings Inc." The present name of the Company is Liberty Group Publishing, Inc.

               2. That the Certificate of Incorporation of the Company was filed in the office of the Secretary of State of the State of Delaware on the 10th day of November, 1997. A Certificate of Amendment was filed in the Office of the Secretary of State of the State of Delaware on the 19th day of November 1997.

               3. That this Amended and Restated Certificate of Incorporation amends and restates in its entirety the Certificate of Incorporation of the Company, as heretofore amended.

               4. That the text of the Certificate of Incorporation, as heretofore amended, is hereby amended and restated to read in its entirety as follows:

                    FIRST: The name of the Company is Liberty Group Publishing, Inc.

                    SECOND: The address of the registered office of the Company in Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                    THIRD: The nature of the business or purpose to be conducted or promoted by the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "GCL").

                    FOURTH: The total number of shares of all classes of stock which the Company shall have authority to issue is twenty-one million two hundred fifty-five thousand (21,255,000) of which twenty-one million one hundred seventy-five thousand

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(21,175,000) shall be designated Preferred Stock, par value $0.01 per share
(hereinafter the "Preferred Stock"), and eighty thousand (80,000) shall be designated Common Stock, par value $0.01 per share (hereinafter the "Common Stock").

A. AUTHORITY OF BOARD OF DIRECTORS TO FIX POWERS, DESIGNATIONS, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF SHARES OF PREFERRED STOCK NOT FIXED HEREBY.

        Shares of Preferred Stock may be issued from time to time, in one or more series, as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. Except for any differences provided by the Board of Directors, all shares of any one series of Preferred Stock shall be alike in every particular. The voting powers, designations and preferences and the relative, participating, optional or other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and, subject to the provisions of subparagraph 1 of Paragraph C of this Article FOURTH, the Board of Directors hereby is expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the powers, designations and preferences, the relative, participating, optional or other special rights and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

               (a) the distinctive designation of, and the number of shares of Preferred Stock which shall constitute, such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

               (b) the rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation if any, of which dividends to the dividends payable on any other class or classes or series of the same or any other class or classes of stock of the Company and whether such dividends shall be cumulative or non-cumulative;

               (c) the right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Company and the terms and conditions of such conversion or exchange (including without limitation the price or prices or the rate or rates of conversion or exchange or any terms for adjustment thereof);

               (d) whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices (which price or prices may be different in different circumstances or at different redemption dates) and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed



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(including without limitation the dates upon or after which the shares of the series must or may be redeemed);

               (e) the restrictions, if any, on the issuance of shares of the same or any other class or classes or of any series of the same or any other class or classes of stock of the Company;

               (f) the rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Company;

               (g) the voting powers, if any, of the holders of such series of Preferred Stock which, without limiting the generality of the foregoing, may be equal to, more than or less than one vote per share and may include the right, voting as a series by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, or, together with any other class or classes or series of any other class or classes of stock of the Company, to elect one or more directors of the Company if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine;

               (h) whether the shares of such series of Preferred Stock shall be entitled to the benefits of a sinking fund for the redemption or purchase of shares (the term "sinking fund" being understood to include any similar fund or account, howsoever designated) and the terms thereof; and

               (i) any other powers, preferences, rights and limitations of the series.

B.      STATEMENT OF LIMITATIONS, RELATIVE RIGHTS AND POWERS IN
        RESPECT OF COMMON STOCK.

        1. After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of Paragraph A of this Article Fourth), if any, shall have been met and after the Company shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts for the Preferred Stock (fixed in accordance with the provisions of Paragraph A of this Article Fourth), and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraph A of this Article FOURTH, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

        2. After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary



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               liquidation, dissolution or winding-up of the Company, the holders of the Common Stock, subject to the rights, if any, of the holders of Preferred Stock to participate therein (fixed in accordance with the provisions of Paragraph A of this Article FOURTH), shall be entitled to receive all the remaining assets of the Company, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them, respectively.

        3. Except as may otherwise be required by law, by the provisions of this Article FOURTH or by the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to the provisions of Paragraph A of this Article FOURTH, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him on all matters voted upon by the stockholders.

C.      OTHER PROVISIONS.

        1. The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall be, in each case, as may be fixed from time to time by the Board of Directors in such resolution or resolutions as may be adopted pursuant to authority granted in Paragraph A of this Article FOURTH and, except as may otherwise be provided in any resolution or resolutions adopted pursuant to authority granted in Paragraph A of this Article FOURTH, the consent, by class or series vote or otherwise, of the holders of each of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to the provisions of Paragraph A of this Article FOURTH that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

        2. Subject to the provisions of this Paragraph C of this Article FOURTH, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors of the Company shall determine, for such consideration and upon such terms as the Board of Directors may determine.



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        3.     Shares of Common Stock may be issued from time to time as the
               Board of Directors of the Company shall determine, for such consideration and upon such terms as the Board of Directors may determine.


        4. The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote thereon.

                    FIFTH: The Company is to have perpetual existence.

                    SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Company is expressly authorized to make, adopt, alter, amend or repeal the By-Laws of the Company.

                    SEVENTH:

                    (a) A director of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the GCL as it may from time to time be amended or supplemented or any successor provision thereto; or (iv) for any transaction from which a director denied an improper personal benefit.

                    (b) Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of any person thereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

                    EIGHTH: Meetings of the stockholders may be held within or without the State of Delaware, as may be designated by or in the manner provided in the By-Laws of the Company. The books of the Company may be kept (subject to the provisions of any law or regulation) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Company. Elections of directors need not be by written ballot unless the By-Laws of the Company shall so provide.

                    NINTH: The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


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                    TENTH: Whenever a compromise or arrangement is proposed
between the Company and its creditors or any class of them and/or between the Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Company under the provisions of Section 291 of Title 8 of the GCL, or on the application of trustees in dissolution of or any receiver or receivers appointed for the Company under the provisions of Section 279 of Title 8 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Company, as the case may be, and also on the Company.

                    ELEVENTH:

                    (a) The Company shall to the fullest extent permitted by Delaware law, as in effect from time to time (but, in the case of any amendment of the GCL of the State of Delaware, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), indemnify each person who is or was a director or officer of the Company or of any of its wholly-owned subsidiaries who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or was or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that on or after such date he or she is or was a director, officer, employee or agent of the Company or of any of its subsidiaries, or is or was at any time on or after such date serving, at the request of the Company, as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity against all expense, liability and loss (including, but not limited to, attorneys' fees, judgments, fines, excise taxes or penalties (with respect to any employee benefit plan or otherwise), and amounts paid or to be paid in settlement) incurred or suffered by such director or officer in connection with such proceeding; provided, however, that, except as provided in Paragraph (e) of this Article ELEVENTH, the Company shall not be obligated to indemnify any person under this Article ELEVENTH in connection with a proceeding (or part thereof) if such proceeding (or part thereof) was not authorized by the Board of Directors of the Company and was initiated by such person against (i) the Company or any of its subsidiaries, (ii) any person who is or was a director, officer, employee or agent of the Company or any of its subsidiaries and/or
(iii) any person or entity which controlled, is or was controlled by, or



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under common control with, the Company or has or had business relations with the
Company or any of its subsidiaries.

                    (b) The right to indemnification conferred in this Article ELEVENTH shall be a contract right, shall continue as to a person who has ceased to be a director or officer of the Company or of any of its wholly-owned subsidiaries and shall inure to the benefit of his or her heirs, executors and administrators, and shall include the right to be paid by the Company the expenses incurred in connection with the defense or investigation of any such proceeding in advance of its final disposition; provided, however, that if and to the extent that Delaware law so requires, the payment of such expense in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer or former director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer or former director or officer is not entitled to be indemnified by the company.

                    (c) The Company's obligation to indemnify and to pay expenses in advance of the final disposition of a proceeding under this Article ELEVENTH shall arise, and all rights and protections granted to directors and officers under this Article ELEVENTH shall vest, at the time of the occurrence of the transaction or event to which any proceeding relates, or at the time that the action or conduct to which any proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when any Proceeding is first threatened, commenced or completed.

                    (d) Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the By-laws of the Company, no action by the Company, either by amendment to or repeal of this Article ELEVENTH or the By-laws of the Company or otherwise shall diminish or adversely affect any right or protection granted under this Article ELEVENTH to any director or right of protection granted under this Article ELEVENTH to any director or officer or former director or officer of the Company or of any of its wholly-owned subsidiaries which shall have become vested as aforesaid prior to the date that any such amendment, repeal or other corporate action is taken.

                    (e) If a claim for indemnification and/or for payment of expenses in advance of the final disposition of a proceeding arising under this Article ELEVENTH is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

                    (f) The right to indemnification of expenses incurred in connection with the defense or investigation of a proceeding in advance of its final disposition conferred in this Article ELEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated



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Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

                    (g) In addition to the persons specified in subsection (a) of this Article ELEVENTH, the Company may indemnify all other persons to the fullest extent permitted by Delaware law.

               5. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of Delaware and it was duly adopted by the unanimous written consent of the stockholders in accordance with the provisions of Section 228 of the GCL.






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        IN WITNESS WHEREOF, the Company has caused this Amended and Restated
Certificate of Incorporation to be signed by its President on this 23rd day of January, 1998.



                                       LIBERTY GROUP PUBLISHING, INC.



                                       By: /s/ Kenneth L. Serota
                                          _____________________________________










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